   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1997

                                                        REGISTRATION NO. 333 -
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                         GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           42-1283895
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                       55 WEST MONROE STREET -- SUITE 3100
                             CHICAGO, ILLINOIS 60603
                                 (312) 551-5000
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              MR. MATTHEW BUCKSBAUM
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         GENERAL GROWTH PROPERTIES, INC.
                       55 WEST MONROE STREET -- SUITE 3100
                             CHICAGO, ILLINOIS 60603
                                 (312) 551-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                 with copies to:
                           Marshall E. Eisenberg, Esq.
                            Neal, Gerber & Eisenberg
                            Two North LaSalle Street
                             Chicago, Illinois 60602
                                 (312) 269-8000

                                  -----------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the
                    Registration Statement becomes effective.
                                  ----------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                          AGGREGATE               AMOUNT OF
              SECURITIES TO BE REGISTERED                    OFFERING PRICE(1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share..................        $21,735,210               $6,587
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 3, 1997.

                                ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                 SUBJECT TO COMPLETION, DATED OCTOBER 7, 1997


PROSPECTUS
                                 577,680 SHARES

                         GENERAL GROWTH PROPERTIES, INC.
                                  COMMON STOCK
                           (PAR VALUE $.10 PER SHARE)

         This Prospectus relates to 577,680 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of General Growth
Properties, Inc. (the "Company"). The Shares will be offered for sale or otherwise transferred from time to time by the stockholder named herein (the "Selling Stockholder") in transactions (which may include block transactions) on the New York Stock Exchange or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Stockholder may offer the Shares to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions or otherwise. The Selling Stockholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The aggregate net proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of such Shares less any commissions. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholder. The Company will pay all expenses incurred in connection with this offering, other than underwriting discounts and selling commissions. See "Plan of Distribution."

         The Shares initially were sold by the Company to Smith Barney Inc. which thereafter deposited them with the Trustee of the Equity Focus Trusts - REIT Portfolio Series, 1997 (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, to which Smith Barney Inc. acts as sponsor and depositor, in exchange for units.

         The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "GGP." The last reported sale price of the Common Stock on the NYSE on October 3, 1997 was $37-7/8 per share.


                             -----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                              --------------------

              The date of this Prospectus is October    , 1997.
                                                     ---

                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the NYSE and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Act, with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:

                  1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Company 10-K");

                  2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                  3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

                  4. Current Report on Form 8-K dated January 16, 1997, as amended by Form 8-K/A dated February 18, 1997;

                  5. Current Report on Form 8-K dated July 2, 1997 as amended by Form 8-K/A dated August 28, 1997;

                  6.       Current Report on Form 8-K dated August 18, 1997;

                  7. The portions of the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders that have been incorporated by reference into the Company 10-K; and

                  8. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 12, 1993, pursuant to Section 12(b) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to General Growth Properties, Inc., 55 West Monroe Street -- Suite 3100, Chicago, Illinois 60603, Attention: Director of Investor Relations, Telephone (312) 551-5000.


                                   THE COMPANY

         The Company is a self-managed real estate investment trust which, through its general partnership interest in GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and its interest in GGP/Homart, Inc. ("GGP/Homart"), owns, operates, acquires, develops and manages enclosed mall shopping centers located throughout the United States. The Company and the Operating Partnership together own, directly or indirectly, 100% of 34 enclosed mall shopping centers, a 50% interest in two other enclosed mall shopping centers and one property under development containing an aggregate of approximately $26.7 million square feet of gross retail space, including anchor stores, freestanding stores and mall tenant areas ("GLA"). In addition, the Company, through the Operating Partnership's ownership of stock in GGP/Homart, owns a 38.2% interest in substantially all of the regional mall assets formerly owned by a subsidiary of Sears, Roebuck & Co. GGP/Homart currently owns interests in 25 shopping centers and one property under development containing an aggregate of approximately 2.3 million square feet of GLA. The Company has qualified as a real estate investment trust (a "REIT") for federal income tax purposes..

         The Company is incorporated under the laws of the State of Delaware. Its principal executive offices are located at 55 West Monroe Street -- Suite 3100, Chicago, Illinois 60603, and its telephone number is (312) 551-5000.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders.


                               SELLING STOCKHOLDER

         The following table sets forth (i) the name of the Selling Stockholder,
(ii) the number of shares of Common Stock currently beneficially owned by the Selling Stockholder and (iii) the number of such shares of Common Stock which will be beneficially owned by the Selling Stockholder after the offering, assuming the sale of all the Shares set forth in (ii) above:




                                        Beneficial                    Shares                   Beneficial
                                         Ownership                     to Be                    Ownership
Selling Stockholder                  Prior to Offering              Offered (1)           After Offering (1)
-------------------                  -----------------              -----------           ------------------
The Equity Focus Trusts -
REIT Portfolio Series, 1997             577,680                       577,680                     --


(1) The exact number of Shares to be sold by the Selling Stockholder at any time or from time to time cannot currently be determined.

         See the cover page of this Prospectus for information regarding the relationship between the Company and the Selling Stockholder.


                       FEDERAL INCOME TAX CONSIDERATIONS

         The provisions of the Internal Revenue Code of 1986, as amended (the "Code"), pertaining to REITs are highly technical and complex. The following is a summary of the material provisions which currently govern the federal income tax treatment of the Company and its stockholders. For the particular provisions which govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the United States Treasury Regulations ("Treasury Regulations") promulgated thereunder. The following summary is qualified in its entirety by such reference. This discussion does not address foreign, state or local taxation considerations or issues that arise as a result of the Purchaser's or the Trust's special circumstances or special status under the Code.

         Prospective investors are urged to consult their own tax advisors with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction.

         In the opinion of Neal, Gerber & Eisenberg, tax counsel to the Company, commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in a manner that has enabled it to qualify as a REIT under Sections 856 through 860 of the Code, and its proposed method of operation will enable it to continue to so qualify. No assurance can be given, however, that the Company has so qualified or will continue to so qualify. The Company's ability to qualify as a REIT under the requirements of the Code and the Treasury Regulations promulgated thereunder is dependent upon actual operating results.

         To qualify as a REIT under the Code for a taxable year, the Company must meet certain organizational and operational requirements, which generally require it to be a passive investor in operating real estate and to avoid excessive concentration of ownership of its stock. First, its principal activities must be real estate related. Generally, at least 75% of the value of the total assets of the Company at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. The Company may not own more than 10% of the outstanding voting securities of any corporation and the value of any one issuer's security may not exceed 5% of the Company's gross assets; shares of qualified REITs and of certain wholly owned subsidiaries are exempt from this prohibition. The Company holds all of the outstanding preferred stock of General Growth Management, Inc. ("GGMI"), currently representing a 100% economic interest therein. In the opinion of tax counsel, based on certain factual representations, the Company's ownership in GGMI will not cause it to violate the 5% value or 10% voting stock test. Additionally, gross income from the sale or other disposition of stock and securities held for less than one year, the sale or other disposition of real property held for less than four years and from certain other sources must constitute less than 30% of the gross income for each taxable year of a REIT.

         The Taxpayer Relief Act of 1997, enacted August 5, 1997 (the "Taxpayer Relief Act") repeals the 30% gross income for taxable years after its enactment. Thus, the 30% gross income requirement will no longer apply after the Company's taxable year ending December 31, 1997. For each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, certain rents from real property and income from foreclosure property. For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of gross income or receipts. In addition, the REIT may not manage the property or furnish services to tenants except through an independent contractor which is paid an arms'-length fee and from which the REIT derives no income. The independent contractor requirement, however, does not apply to the extent the services provided by the REIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise rendered to the occupant. The Taxpayer Relief Act provides a de minimis rule for non-customary services for taxable years beginning after August 5, 1997. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the Company's direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property." This provision will be effective for the Company's taxable year ending December 31, 1998.

         For the Company to remain qualified as a REIT, no more than 50% in value of the outstanding capital stock including, in some circumstances, stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year. Accordingly, the Certificate of Incorporation of the Company, as amended, contains provisions restricting the acquisition of shares of Capital Stock. See "Description of Common Stock -- Restrictions on Transfer".

         So long as the Company qualifies for taxation as a REIT and distributes at least 95% of the sum of (a) its REIT taxable income (as computed without regard to net capital gains or the dividends-paid deduction) and (b) its net income (after tax) from foreclosure property for its taxable year to its stockholders annually, the Company itself will not be subject to Federal income tax on that portion of such income distributed to stockholders. The Company will be taxed at regular corporate rates on all income not distributed to stockholders. The Company's policy is to distribute at least 95% of the sum of its REIT taxable income and net income from foreclosure property. REITs may also incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

         In the case of a REIT which is a partner in a partnership, such as the Company, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn the income of the partnership attributable to such share. In addition, for purposes of satisfying the asset and income tests described above, the character of the gross income and assets in the hands of the partnership remains the same when allocated to the REIT. Accordingly, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities, and items of income of the Company for purposes of qualifying as a REIT.

         Failure of the  Company to qualify  during any  taxable  year as a REIT could,  unless  certain  relief  provisions  were  available,  have  a  material adverse effect upon investors. If disqualified for taxation as a REIT for a taxable year, the Company would also be disqualified for taxation as a REIT for the next four taxable years, unless the failure was due to reasonable cause rather than willful neglect and certain other conditions are met. The Company would be subject to Federal income tax at corporate rates on all of its taxable income and would not be able to deduct the dividends paid, which could result in a discontinuation of or substantial reduction in dividends to stockholders. Dividends would also be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify be determined to have occurred retroactively in an earlier tax year of the Company, the imposition of a substantial Federal income tax liability on the Company attributable to such nonqualifying tax years may adversely affect the Company's ability to pay dividends. In the event that the Company fails to meet the 75% or 95% income tests discussed above, it may, generally, nonetheless retain its qualification as a REIT if it pays a 100% tax on the amount by which it failed to meet the income tests so long as its failure was due to reasonable cause and not willful neglect. Any such taxes would adversely affect the Company's ability to pay dividends.

         As long as the Company qualifies as a REIT, distributions made to its taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable to such stockholders as ordinary income. Corporate stockholders will not be entitled to the dividends-received deduction with respect to distributions by the Company. Distributions that are designated as capital gain dividends will be taxable to stockholders as gains from the sale of capital assets held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Taxpayer Relief Act provides that, beginning with the Company's taxable year ending December 31, 1998, if the Company elects to retain and pay income tax on any net long-term capital gain, stockholders of the Company would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Stockholders would also receive a refundable tax credit for their proportionate share of the tax paid by the Company on such retained capital gains and increase their basis in the stock of the Company in an amount equal to the difference between the undistributed long-term capital gains and the amount of the tax paid by the Company. Distributions by the Company in excess of its current and accumulated earnings and profits will not  be  taxable  to  a  stockholder  to the extent that such  distributions  do not exceed the adjusted basis of the stockholder's shares, but rather, will be a nontaxable reduction in a stockholder's adjusted basis in such shares to the extent thereof and thereafter will be taxed as capital gain. The rules regarding capital gains of stockholders in a REIT are highly complex and subject to change as a result of technical corrections to the Taxpayer Relief Act. Accordingly, each prospective investor is urged to consult with his tax advisor regarding the impact of the capital gain provisions of the Taxpayer Relief Act on such prospective investor.

         Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations; gain arising from the sale or other disposition of capital stock however will not be treated as investment income unless the stockholder elects to have the gain taxed at ordinary income rates. The Company will notify the stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. In general, gain or loss recognized on a taxable disposition of capital stock by a stockholder who is an individual and who is not a dealer in securities will be treated as "mid-term" capital gain if the stock has been held for more than one year but not more than 18 months and "long-term" capital gain if the stock has been held for more than 18 months. Under current law, the maximum rate of federal tax on mid-term capital gains is 28% and the maximum rate of federal tax on long-term capital gains is 20%. Gain recognized by the Company with respect to property sold before July 29, 1997, will be taxable to an individual at a maximum federal rate of 28%, if such property has been held for more than one year. Any loss upon a sale or exchange of capital stock by a stockholder who has held such stock for six months of or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the capital stock may be disallowed if other shares of the capital stock are purchased within 30 days before or after the disposition.

         The Company will report to its domestic stockholders and to the Internal Revenue Service (the "IRS") the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder: (a) is a corporation or comes within certain other exempt categories and when required demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders that fail to certify their non-foreign status to the Company.


                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholder that it may sell or transfer all or a portion of the Shares offered hereby from time to time to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or from purchasers of the Shares for whom they may act as agent. Such sales and transfers of the Shares may be effected from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the Shares may be sold or transferred from time to time by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) through the writing of options on the Shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;
(f) gifts, donations and contributions; and (g) any other legally available means. To the extent required, the number of Shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of such Shares less any commissions. This Prospectus also may be used, with the Company's prior written consent, by donees and pledgees of the Selling Stockholder.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Selling Stockholder and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

         Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Shares. The Selling Stockholders may transfer, devise or gift Shares by other means not described herein.

         The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any.

         The Company has agreed to indemnify Smith Barney Inc. and the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.



                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg.


                                     EXPERTS

         The consolidated financial statements and schedule of the Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 have been incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the combined statement of revenues and certain expenses of the Lansing Mall, the Westwood Mall and the Lakeview Mall for the year ended December 31, 1995 has been incorporated by reference herein from the Company's Current Report on Form

8-K/A, as amended, dated February 18, 1997 in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of that firm as experts in accounting and auditing.

         The statement of revenues and certain expenses of Park Mall for the year ended December 31, 1995 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A, as amended, dated February 18, 1997 in reliance upon the report of Addison, Roberts & Ludwig, P.C., independent auditors, and upon the authority of that firm as experts in accounting and auditing.

         The statement of revenues and certain expenses of Market Place Shopping Center for the year ended December 31, 1996 has been incorporated by reference herein from the Company's Current Report on Form 8- K/A dated August 28, 1997 in reliance upon the report of Shepard Schwartz & Harris LLP, independent accountants, and upon the authority of that firm as experts in accounting and auditing.

         The statement of revenues and certain expenses of Southlake Mall for the year ended December 31, 1996 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A dated August 28, 1997 in reliance upon the report of KPMG Peat Marwick LLP, independent accountants, and upon the authority of that firm as experts in accounting and auditing.

  ===========================================================================

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY BROKER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                            ------------------------



                                TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Available Information..........................................  2
Incorporation of Certain Documents
  by Reference.................................................  2
The Company....................................................  3
Use of Proceeds................................................  3
Selling Stockholder............................................  3
Federal Income Tax Considerations..............................  4
Plan of Distribution...........................................  6
Legal Matters..................................................  7
Experts........................................................  7



  ===========================================================================

                                577,680 SHARES

                                GENERAL GROWTH
                               PROPERTIES, INC.

                                 COMMON STOCK

                              -----------------
                                  PROSPECTUS
                              -----------------


                               October __, 1997


  ===========================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various  expenses in connection with
the  sale  and   distribution  of  securities  being   registered,   other  than
discounts,5concessionseand brokerage commissions.

SEC registration fee.................................................  $6,587
Blue sky fees and expenses...........................................     250*
Legal fees and expenses..............................................   7,500*
Accounting fees and expenses.........................................   2,500*
Miscellaneous (including NYSE listing fees)..........................   1,163
                                                                       ------


      Total.......................................................... $18,000*

----------------
*  Estimated

         The Company will bear all of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted (a) the provisions of Section 102(b)(7) of the DelawareSGeneral Corporation Law ("DGCL"), which enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of Section 145 of the DGCL, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the requestSoftsuchrcorporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements, among other things, require the indemnification of the Company's officers and directors to the fullest extent permitted by law, and require that the Company advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Company to cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

ITEM 16.  EXHIBITS.

          3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-11 (No. 33-56640)).
          3.2 Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
          3.3 Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-11 (No. 33-56640)).
          4.1 Specimen certificate representing Common Stock (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-56640), filed on April 6, 1993).
          5.1    Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
         23.1    Consent of Coopers & Lybrand L.L.P.
         23.2    Consent of Addison, Roberts & Ludwig, P.C.
         23.3    Consent of Shepard Schwartz & Harris LLP
         23.4    Consent of KPMG Peat Marwick LLP
         23.5    Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
         24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).


ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration State-ment (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a funda-mental change in the information set forth in the Regi-stration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such inform-ation in the Registration Statement.

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or
otherwise,   the  registrant  has  been  advised  that  in  the  opinion  of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)   The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 30, 1997.

                      GENERAL GROWTH PROPERTIES, INC.
                              (Registrant)


                      By:      /S/ MATTHEW BUCKSBAUM
                               ------------------------------------------------
                               Matthew Bucksbaum
                               Chairman of the Board and Chief Executive Officer


         We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute Matthew Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and to sign a new registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 30, 1997, by the following persons in the capacities indicated:


          Signature                                 Title
          ---------                                 -----

     /S/ MATTHEW BUCKSBAUM        Chairman of the Board, Chief Executive Officer
     ----------------------       and Director (Principal Executive Officer)
         Matthew Bucksbaum


     /S/ ROBERT MICHAELS          President and Director
     ----------------------
         Robert Michaels


     /S/ JOHN BUCKSBAUM           Executive Vice President and Director
     ----------------------
         John Bucksbaum


     /S/ BERNARD FREIBAUM         Executive Vice President and Chief Financial
     -----------------------      Officer (Principal Financial and Accounting
         Bernard Freibaum         Officer)

     /S/ ANTHONY DOWNS                    Director
     -------------------
         Anthony Downs


     /S/ MORRIS MARK                      Director
     -------------------
         Morris Mark


     /S/ BETH STEWART                     Director
     -------------------
         Beth Stewart


     /S/ A. LORNE WEIL                    Director
     --------------------
         A. Lorne Weil

                             EXHIBIT INDEX

EXHIBIT                                                                          PAGE
  NO.             DESCRIPTION                                                   NUMBER
-------          ------------                                                   -------
  3.1             Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to the Company's
                  Registration Statement on Form S-11 (No. 33-56640)).
  3.2             Amendment to Amended and Restated Certificate of Incorporation
                  of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1995).
  3.3             Bylaws of the Company (incorporated by reference to the
                  Company's Registration Statement on Form S-11 (No. 33-56640)).
  4.1             Specimen certificate representing Common Stock (incorporated by reference to the Company's Registration Statement on Form
                  S-11 (File No. 33-56640), filed on April 6, 1993).
  5.1             Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
 23.1             Consent of Coopers & Lybrand L.L.P.
 23.2             Consent of Addison, Roberts & Ludwig, P.C.
 23.3             Consent of Shepard Schwartz & Harris LLP
 23.4             Consent of KPMG Peat Marwick LLP
 23.5             Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
 24.1             Powers of Attorney of certain officers and directors of the
                  Company (included on signature page).